TEMPO MINERAL LEASE

     THIS TEMPO MINERAL LEASE (hereinafter "Lease") is made and entered into on the 14th day of October, 1994, by and between LYLE F. CAMPBELL, Sole Trustee of THE LYLE F. CAMPBELL TRUST under an Agreement of Trust dated August 5, 1986 and amended on May 21, 1987, August 19, 1987 and April 29, 1991, hereinafter called "LESSOR', and GREAT BASIN EXPLORATION & MINING CO., INC., a Nevada Corporation, hereinafter called "LESSEE'.

                                    RECITALS

     NOW, THEREFORE, in consideration of the mutual benefits to be enjoyed by Lessor and Lessee pursuant to this Lease, Lessor and Lessee hereby agree as follows:

                                   WITNESSETH:

     1. GRANT; RESERVATION. Lessor, for and in consideration of the royalties hereinafter reserved and of the agreements of Lessee herein contained, to the extent vested with legal right to do so, hereby grants, demises, leases and lets exclusively unto Lessee, except for the Lessor's right of inspection, the properties owned by Lessor or in which Lessor has an interest, all as more particularly described in Exhibit "A" attached hereto and made a part hereof, and any additions thereto under Article 8 (hereinafter call "Tempo Mineral Prospect"), for the purpose of surveying, sampling, investigating, exploring for, prospecting for, drilling for, developing, mining by any method (whether or not now known and including, but not limited to, open pit, strip, underground and solution methods), producing, saving, taking, milling, treating, transporting, storing, stockpiling, handling and marketing all minerals or any valuable products of any nature whatsoever in, on or under the Tempo Mineral Prospect including, but not limited to, ore, minerals, concentrates, dore, refined materials and any other product of any process whether or not now known and regardless of the stage of milling, refining, upgrading or other processing title passes to buyer, but excluding oil, gas, hydrocarbons and geothermal resources (hereinafter called "Leased Substances"), together with all of Lessor's rights, privileges, water rights (if any) and easements (if any) useful for Lessee's operations hereunder on the Tempo Mineral Prospect including, but not limited to, the rights to look for, test, work, mine, excavate, raise, clean, stockpile on the Tempo Mineral Prospect only, store, carry away and sell Leased Substances, to excavate pits, to sink shafts, make, use and occupy openings, adits, tunnels, raises, rooms, stopes, slopes, winzes and underground passages (now existing or hereafter opened), strip seams, lodes, veins and beds, and erect, use and maintain on the Tempo Mineral Prospect such buildings, tipples, headframes, refineries, gasification plants, power plants, engines, machinery, appliances, devices, walls, wells, presently appurtenant (if any) or newly established water rights, roadways, housing, railroad tracks, shops, ditches, dams, ponds, reservoirs, pipes, power and communication lines and, without limitation except as required by duly authorized regulatory agencies or government, all other necessary structures and facilities (hereinafter "Improvements"). From time to time Lessee may relocate all or any part of said improvements as Lessee may deem desirable or necessary in its operations on the Tempo Mineral Prospect. Provided, however, that Lessor shall be notified in writing by certified or registered mail of Lessee's intention to make such relocation at least twenty (20) days prior to commencing such relocation unless an emergency condition exists.

     There is reserved to the Lessor the possessory right to a reasonable portion of the surface of the Tempo Mineral Prospect for the purpose of locating a residence and inspection station to exercise Lessor's rights hereunder. Said portion of the Tempo Mineral Prospect shall be located by agreement of the parties subsequent to completion of Lessee's initial exploration program so as to provide (1) the least likely interference with Lessee's anticipated mining operations and (2) the greatest convenience to Lessor for access to Lessee's mining operation, processing facilities and public roads near or servicing the Tempo Mineral Prospect at a place and of a size of his own choosing compatible with the purposes of this reservation.

     2. TERM; RULE AGAINST PERPETUITIES AND SEVERABILITY OF PARAGRAPHS. Subject to the other provisions herein contained, this Lease shall remain in force for a term of twenty (20) years from the date hereof and so long thereafter as there is production of one or more Leased Substances from the Tempo Mineral Prospect, or any operation permitted hereunder are being conducted on the Tempo Mineral Prospect or this Lease is continued in force by reason of any of the provisions hereof; provided, however, the term of this Lease shall not exceed ninety-nine
(99) years in any event. During any period of extension beyond the primary term hereof all of the terms and conditions of this Lease shall remain in full force and effect.

     The term of this Lease is not intended to violate the Rule Against Perpetuities. In the event the term of this Lease is determined to violate the Rule Against Perpetuities by a Court of competent jurisdiction, the term shall, by this Article 2, be automatically reduced to the maximum number of years determined to comply with the Rule Against Perpetuities. Each of the Articles in this Lease is severable from each of the other Articles in this Lease. In the event an Article in this Lease is determined to be invalid, void, or unenforceable, then all remaining Articles shall remain in full force and effect. In the further event that this Article 2 is construed in such a manner as to eliminate a definitive term of this Lease, then the parties agree that the term shall be reasonable period of time sufficient to accomplish the purposes of this Lease.

     3. FUNDS FOR PAYMENT; ADVANCE MINIMUM ROYALTY; ROYALTY CREDIT; AMOUNT OF ROYALTIES PAID; DOLLAR EQUIVALENT.

          A. Payment Funds. Any and all payments required to be paid to Lessor pursuant to the terms of this Lease shall be made in U.S. Currency, or as in-kind payments in accord with Article 4 Production Royalty.

         B. Advance Minimum Royalty. Lessee shall pay to Lessor Advance Minimum Royalties in the amounts and at the times listed below; provided, however, that if this Lease is terminated prior to the due date for the payment of any such Advance Minimum Royalty, Lessee shall have no obligation to make any further
Advance Minimum Royalty payments, the due dates of which occur after such termination.

Due Date of Advance                Amount of Advance Minimum
Minimum Royalty Payment            Royalty Payment

Between date of execution and      In lieu of Advance Minimum
December 31, 1994                  Royalty Payment, Lessee shall
                                   Drill a minimum of 1500 feet of reverse circulation drilling as set forth below.

On or Before January 5, 1995       $20,000.00
but not prior to January 1,
1995

On or Before January 5, 1996       $40,000.00
but not prior to January 1,
1996

On or before January 5, 1997       $80,000.00
but not prior to January 1,
1997

On or before January 5, 1998       The greater of $120,000 or
and each year thereafter but       the U.S. Dollar Equivalent
not prior to January 1 of the      of 311.69 ounces of gold.
year payment is due

     For calculating equivalents -
        For gold base price use      $385.00 per ounce
        For silver based price use     $5.00 per ounce

     It is mutually understood and agreed that Lessee shall drill three holes at three locations to be chosen by the Lessor. The minimum diameter, dip and direction of the holes is shown on Exhibit"B" attached hereto. It is also mutually understood and agreed that each hole will be a minimum of 500 feet deep. However, if in the opinion of Lessee and/or Lessor and by mutual consent, the drill cuttings are considered to indicate that any of the holes are in altered rock which is favorable to the occurrence of ore, such hole will be continued to the bottom of the favorably appearing rock. The Lessor shall have the right to at least ten (10) days prior written notice of the time these three
(3) exploration holes are to be drilled. The Lessor shall, at Lessor's sole option, have the right to have a representative present to witness the drilling operations for these holes. However, if after receiving ten (10) days' written notice of the commencement of drilling of these holes, Lessor has not sent an agent to observe, Lessee may commence drilling without the presence of Lessor or its witnessing agent.

     If this Lease is terminated for any reason, including but not limited to partial payment or nonpayment after thirty (30) days written notice as provided in Article 6, at any time during the calendar year, Lessee shall be obligated to pay the full amount of advance Minimum Royalty as required to be paid in this
Article 3(B) during the calendar year of the termination, and for all prior calendar years during the term of this Lease.

         C. ROYALTY CREDIT. All Advance Minimum Royalties paid by Lessee to the Lessor shall constitute prepayment of and advance against gold Production Royalties thereafter accruing to Lessor during the term of this Lease. Advance Minimum Royalty shall be recovered as a credit against gold Production Royalty only. Lessee may recover such Advance Minimum Royalties only as a credit against gold Production Royalties due and payable to Lessor; however, Lessee may only take such credit for previously paid Advance Minimum Royalties against one-half of that portion of the gold Production Royalties which exceed the Advance Minimum Royalty due for the same period for which such gold Production Royalty was earned. Advance Minimum Royalty recovery shall be calculated as follows:

             (1) The dollar value of the ounces of gold due under the Production Royalty (before credits for Advance Minimum Royalties) shall be calculated. This dollar value shall be equal to the weighted average of the Handy & Harmon cash base price for gold as published in The Wall Street Journal (or its recognized successor in publication of metals quotations) in the five business days immediately prior to the day on which Lessee pours the dore from which the Production Royalty's ounces were calculated. Lessee shall report to Lessor within thirty (30) days of dore pour, the date, identification of the facilities used to pour, weight of the pour and disposition of the dore pour. If two or more dore bars produced from the Tempo Mineral Prospect are shipped together to the refinery and those bars are refined together, the dollar value of the Production Royalty (before Advance Minimum Royalty credits) shall be based upon the weighted average of the gold prices calculated by multiplying weight times grade for each of those bars and dividing that product by the total weight of those bars.

             It is mutually and expressly agreed that Lessee shall use the following form to report each dore pour and as indicated above Lessee shall deliver the Dore Pour Report to the Lessor within five (5) days of the dour pour by Express Mail.

                                "DORE POUR REPORT

                            Pour No. ----------------

                            Date: -------------------

                            Time: -------------------

                            Weight (ounces) -------------------

1.  Source (property) -------------------------------------------

2.  Operator (Lessee) -------------------------------------------

3.  Owner -------------------------------------------------------

4.  Royalty (for example, 5% of gross sales price) --------------
    -------------------------------------------------------------

5. Intended destination of dore (refinery or other facility as indicated) --------------------------------------------------

    NOTE: Within five (5) days of this pour date, an exact copy (Xerox or carbon paper) will be sent by Express Mail to the Lyle F. Campbell Trust,
           P.O. Box 7377, Reno, Nevada 89510.

                       -----------------------------------------
                       Signature of refiner (person in charge of making pour)
                       Lettered name ---------------------------
                       Lettered title --------------------------


                       -----------------------------------------
                       Signature of person witnessing pour
                       Lettered name----------------------------
                       Lettered title --------------------------

          FILL OUT THIS REPORT IN ITS ENTIRETY. IF A BLANK IS NOT APPLICABLE, INDICATE AND EXPLAIN WHY ON AN ATTACHED SHEET OF PAPER."

      (2) After calculating the dollar value of the gold Production Royalty pursuant to Paragraph (1) above, the dollar value of the Advance Minimum Royalty credits shall be calculated by applying the first 100% of the current calendar year's Advance Minimum Royalty payments made to reduce the Production Royalty and thereafter applying the 50% limitation recited in Article 3.C above to all prior year's uncredited Advance Minimum Royalty balance, if any.

          D. Amount of Royalties Paid. The royalties payable by Lessee to Lessor under this Lease shall be the greater of either:

             (1)  the   Advance  Minimum  Royalty,  as  provided  in Article 3.B
hereof; or

             (2) the Production Royalty determined in accordance with Article 4 hereof less any credit under Article 3.C hereof.

         E. Dollar Equivalent. For the purpose of this Lease, the "U.S. Dollar Equivalent", referred to in Articles 3.B and 5, shall be for gold that is at least ninety-nine and ninety-five one-hundredths percent (99.95%) pure, and shall be determined by the base price of Handy and Harmon as published in the Wall Street Journal (or its recognized successor in the publication of gold and silver quotations) for the tenth (10th) business day preceding the date on which the payment is due or on which an obligation accrues. If, however, gold payment clauses are declared to be unenforceable or violations of public policy, then the "U.S. Dollar Equivalent" shall be for silver that is ninety-nine and nine-tenths percent (99.9%) pure, and the amounts thereof shall be equal to (1) 24,000 ounces of silver for the Advance Minimum Royalty Payment due in 1998 and thereafter, pursuant to this Article 3, and (2) 40,000 ounces of silver due for the work requirement which must be expended in 1997 and in each year thereafter as provided in Article 5 below.

     The method of calculating the "Dollar Equivalent" for Advance Minimum Royalty and for work requirement using silver shall be the same as that for calculating the "Dollar Equivalent" using gold above in Article 3, using the appropriate base price for silver.

     4. PRODUCTION ROYALTY; STOCKPILING OF LEASED SUBSTANCES. To the extent the same exceeds Advance Minimum Royalties payable by Lessee to Lessor under Article 3 hereof, Lessee shall pay Lessor a royalty (hereinafter "Production Royalty") for all Leased Substances removed, sold or otherwise disposed of from the Tempo Mineral Prospect. Lessee may stockpile Leased Substances only after giving Lessor notice of Lessee's intention to do so, which notice shall specify the date such stockpiling is to commence and the proposed location of the stockpile. Lessee shall keep a full and complete record of the grade and quantity of all Leased Substances so stockpiled, and shall provide such information to Lessor within thirty (30) days of determining such information. In the event any Leased Substances are stockpiled for five (5) continuous years, such stockpiling shall be deemed a sale or disposition thereof requiring the payment of the Production Royalty thereon; in such event, the Production Royalty shall be determined upon the gross value of the Leased Substances so stockpiled as of the fifth (5th) anniversary of the date stockpiling commenced. In determining such value, the reference price shall be the base price of the Leased Substances as published in The Wall Street Journal, New York Commodity Exchange, on such fifth (5th) anniversary or the first trading day thereafter.

         A. Lessee shall pay Lessor a Production Royalty of five percent (5%) of the gross sales price of any gold, silver, platinum or palladium contained in the Leased Substances, such Production Royalty to be computed before any deductions whatsoever from the gross sales price of the Leased Substances sold as shown on the buyer's settlement sheet or other document for each separate sale thereof. If milling, processing, refining or treatment costs or penalties are paid in kind, the Production Royalty, shall be computed on the amount of gold, silver, platinum and palladium contained in the Leased Substances before deducting any such costs or payments in kind.

         B. Lessee shall pay Lessor a Production Royalty of two percent (2%) of the gross sales price of all Leased Substances other than gold, silver, platinum or palladium, such Production Royalty to be computed in the manner described above in Subsection (A) of this Article 4.

         C. In addition to the Production Royalties payable under Articles 4.A and 4.B, Lessee shall pay to Lessor as Production Royalty hereunder a like percentage of the gross amount paid before any deductions whatsoever of any bonus, subsidy or similar payment or allowance made for whatever reason to Lessee by any governmental agency, ore buyer or others with respect to any production, transport or sale of Leased Substances hereunder.

          Payment of Production Royalty, other than Production Royalty taken in kind by Lessor, shall be made by Lessee to Lessor on or before thirty (30) days after receipt of payment by Lessee for the Leased Substances sold or otherwise disposed of and for which the Production Royalty is payable, or within sixty
(60) days after delivery of the Leased Substances by Lessee to a third party, whichever is earlier.

         It is mutually understood and agreed that, after Lessee has recouped all Advance Minimum Royalties, Lessor shall have the right and option to take his Production Royalty in kind in the form in which Lessee sells such Leased Substances. On or before October 1st of each calendar year, Lessor shall give Lessee written notice of whether Lessor elects to take his Production Royalty in kind throughout the following calendar year. If Lessor fails to give such notice for the first calendar year in which he is eligible to take his Production
Royalty in kind, Lessor shall be deemed to have elected not to take his Production Royalty in kind for that calendar year. If Lessor fails to give such notice by October 1st of any subsequent year, the election then in effect will continue throughout the following calendar year. Lessor hereby agrees that each election to take or not to take his Production Royalty in kind shall remain in effect for calendar year increments and that all persons or entities constituting the Lessor shall be required to make the same election whether or not to take in kind.

         If Lessee enters into an agreement for the sale of Leased Substances from the Tempo Mineral Prospect, it shall not include in such agreement sale of that portion of the Leased Substances which Lessor has the right to take in kind, without the prior written agreement of Lessor.

         If Lessor elects to take his Production Royalty in kind, Leased Substances shipped to third parties shall be shipped in the joint names of Lessor and Lessee. Lessee shall make necessary arrangements so that Lessor shall be a party to any agreements that Lessee makes with refiners for refining Leased Substances from the Tempo Mineral Prospect. If Lessor elects to take his Production Royalty in kind, Lessor shall bear all risks associated with taking his Production Royalty in kind, and shall bear all additional costs incurred by

Lessee as a result of Lessor's taking in kind, such as increased costs due to separate pourings, storage, insurance, security, transportation and monitoring. Lessor shall have the right to inspect procedures used by Lessee to make payment in kind, and at his option, Lessor, or his agent, shall have the right to be present to observe sampling and splitting procedures and to review all records and procedures related to division of Leased Substances for the purpose of taking in kind.

         In the event the purchaser of any of the Leased Substances produced and sold by Lessee hereunder shall be owned or controlled by Lessee, the purchase agreement(s) covering such Leased Substances shall be commercially fair and shall provide that the price to be received by Lessee therefor shall be commercially fair and shall not be less than the price currently received by other sellers of Leased Substances of like quality and quantity who sell to the nearest independent refinery or smelter in the market area where such Leased Substances are ordinarily sold. For the purpose of this Article 4, "owned and controlled" shall mean that Lessee holds sufficient interest in the purchaser to substantially direct its operations on a continuing basis.

         Production Royalty payments (dollar or in-kind) to Lessor shall be accompanied by a statement, together with smelter or refinery settlement sheets, agreements, invoices, or their equivalent, showing in reasonable detail the computation and derivation of such payments. If Lessee provides the accounting to support royalty payments in a columnar form, Lessee shall provide Lessor with a legend which explains the meaning of the heading of each column and a sample of one of the royalty calculations so Lessor can confirm Lessee's royalty calculations.

         It is mutually understood and agreed that the Lessor has the legal right, customary privilege and personal commitment to monitor and confirm in an ongoing and timely fashion that Lessee has kept correct and legible records in a minerlike fashion of all matters related to timely Production Royalty payments under this Lease. Lessee acknowledges and agrees it will provide Lessor with copies of all documentation reasonably necessary for the Lessor to verify accurate and timely payment of Production Royalty by the Lessee. Further, Lessee agrees it shall provide Lessor the right at all reasonable times to make unannounced inspections of all of the Lessee's facilities used in mineral production or accounting for production under this Lease. These inspections shall be allowed as long as they are reasonably related to the Lessor's purpose of verification of accurate and timely payment under this Lease.

     5. WORK REQUIREMENT. In order to keep this Lease in effect, Lessee shall be required to perform yearly work expenditures in each year after 1994 for exploration, development and mining of the Tempo Mineral Prospect as described below. The yearly work expenditure items qualified as fulfilling the work requirements shall be limited to all costs incurred in actual work on the Tempo Mineral Prospect in drilling, trenching, excavation, mining, road building, surveying, mapping, and geological, geochemical and geophysical programs conducted on the Tempo Mineral Prospect as well as assaying and metallurgical testing of ores extracted from the Tempo Mineral Prospect which may be conducted at appropriate facilities off the Tempo Mineral Prospect. Expenditures shall include wages and salaries paid to engineers, geologists, laborers and technicians for actual time spent in exploration, development and mining of the Tempo Mineral Prospect. Direct overhead, such as lodging, meals, and travel expenses (but expressly excluding any charge for office or administrative expenses) shall be limited to ten percent (10%) of the yearly work requirement.

         Lessee shall only be obligated to expend the yearly work requirement if the Lease has not been terminated by Lessee or Lessor before June 1 of any calendar year that the Lease is in force.

         Lessee shall fully comply with 43 C.F.R. Sec. 3809 regulations (Surface Management of Public Lands under the U.S. Mining Laws) or with 36 C.F.R. Sec. 228 (regulations concerning use of the surface of Forest Service lands) by April 1 of each year, in order to give the Bureau of Land Management or Forest Service adequate time to examine and approve Lessee's exploration plan in sufficient time for Lessee to execute such plan and satisfy the yearly work requirement during each year's normal exploration season.

         If the Bureau of Land Management or Forest Service disapproves of all or part of the exploration plan, Lessee shall diligently and in good faith attempt to cure any defects and comply with Bureau of Land Management or Forest Service requirements. If Lessee fails to gain Bureau of Land Management or Forest Service approval, it shall be excused from expenditures for that portion of that year's work requirement which is disapproved, it being understood and agreed that any portion of the yearly work requirement which is not expended because of Bureau of Land Management or Forest Service disapproval shall be added to the succeeding year's annual work requirement. It is further mutually understood and agreed that annual assessment work requirements shall not be so excused unless permission to defer annual assessment work requirements has been granted to Lessee by the Bureau of Land Management or other government agency, in which case Lessee shall file all documents required to maintain the Tempo Mineral Prospect in good standing with the county and the Bureau of Land Management prior to August 31st of each year and provide Lessor with proof of such filing prior to November 1st of each year.


                 MINIMUM YEARLY WORK EXPENDITURES

          1995                    $ 50,000.00

          1996                    $100,000.00

          1997 and each year      The greater of $200,000.00 or
          thereafter              the U.S. Dollar Equivalent of
                                  519.48 ounces of gold


         On or before February 1st of each year after 1994, Lessee shall provide Lessor with an organized, legible written narrative report, including table of contents and list of any exhibits to the report, which describes the operations conducted on the Tempo Mineral Prospect during the prior calendar year. With the report shall be furnished legible true copies of all reports and records made for the Tempo Mineral Prospect, including, but not limited to, lithologic drilling logs and assays, maps, cross-sections, assays, metallurgical tests, ore reserve calculations and geological reports pertaining to the Tempo Mineral Prospect. The report shall include a legend for all symbols used on maps, cross-sections, drill logs and any other form of document which requires a legend to make it comprehensible and useful. Upon Lessor's request, Lessee shall provide copies of the above data in reproducible form such as mylars or sepias. It is agreed between Lessor and Lessee that, during the term of this Lease, Lessor shall keep all such information strictly confidential, and Lessor shall indemnify and save harmless Lessee from any action resulting from reliance upon such information by Lessor or by any person to whom Lessor furnishes such information.

         Prior to February 1st of each year after 1994, Lessee shall provide Lessor documentation from Lessee's accounting records of the expenditures claimed as minimum yearly work requirements upon the Tempo Mineral Prospect. At reasonable times and places, Lessor shall have access to the original invoices and any other records pertinent and necessary for substantiating the compliance of Lessee with the provisions of this Lease.

     6. MANNER OF PAYMENT. All payments to be made by Lessee to Lessor hereunder, except Production Royalty payments where in kind payment is made pursuant to Article 4, shall be made by mailing or delivering cash or a cashier's or certified check to Lessor's address as set forth in Article 20 hereof, on or before the date such payment shall be required to be made hereunder; provided, however, that the Advance Minimum Royalty shall be paid between January 1 and January 5 of each year. If Lessee fails to pay or shall incorrectly pay all of any payment or some portion of any payment due hereunder, this Lease shall terminate absolutely if Lessee, within thirty (30) days after receipt of written notice of its error or failure with respect to such payment shall fail to rectify the same. All payments not timely received by Lessor shall, if thereafter accepted by Lessor pursuant to the terms of this Lease, be accompanied with interest from the date due until the date paid at the Bank of America (or its recognized successor) prime rate plus two percent (2%) in effect on the date the payment was due.

     7.  LESSOR'S TITLE.

         A. It is mutually understood and agreed that this Lease is granted only under such title as Lessor may now hold or hereafter acquire and that in the event that Lessor shall hereafter be divested of such title, Lessor shall not be liable for any damages sustained by Lessee; additionally, Lessor shall not be liable in damages or otherwise, on account of Lessee's possession thereof being destroyed or interrupted. Lessee's only remedy in the event of failure of Lessor's title is specified in the last sentence of Article 7.D below.

         B. It is understood and agreed that in the event of adverse claim or claims affecting said mining claims or the land covered thereby, Lessee shall be under no obligation to defend title, nor to contribute to the defense of title thereto, and it is specifically understood in such event that Lessor shall be under no obligation to defend title.

         C. Concerning possible conflicts with unpatented mining claims of third parties, neither party is under a specific obligation of title defense; Lessor leases merely whatever title he might have in such area of conflict. To the extent that Lessee desires to enter an area of conflict and endeavor to prove upon the title to Lessor's claims, Lessee does so at its own risk and expense. Lessor represents that he has no knowledge of claims of third parties.

         D. It is expressly agreed that Lessor does not warrant title to the Tempo Mineral Prospect. Lessor does, however, represent and warrant that the Tempo Mineral Prospect is free and clear of all liens, encumbrances and leases of third parties claiming by and through Lessor; provided, however, that the unpatented mining claims constituting the Tempo Mineral Prospect are acknowledged to be subject to the paramount title of the United States. Lessee's sole and exclusive remedy for any breach or default by Lessor under this Article 7.D is to terminate this Lease and release its possession of the Tempo Mineral Prospect.

     8. NEW MINING CLAIMS. Either party hereto shall have the right at any time to locate mining claims in the vicinity of the Tempo Mineral Prospect; provided, however, if all or part of any mining claim so located is included within the Tempo Mineral Prospect Boundary (which Boundary shall include all of the land which lies within 1.5 miles of any point on the perimeter of the Tempo Mineral Prospect described in Exhibit "A"), the rights of the parties with respect to such mining claim shall be as follows:

         A. If such mining claim is located by Lessee, Exhibit "A" hereto shall be modified and amended to include the same, and Lessee shall assign said claim, without warranty, to Lessor prior to recording such claim with the Bureau of Land Management.

         B. If such mining claim is located by Lessor, then Lessor shall, within thirty (30) days of recording the same with the County, give Lessee written notice thereof setting forth the description of such mining claim and the facts upon which Lessor bases his conclusions that Leased Substances might exist therein. Within forty-five (45) days after receipt of such notice, Lessee shall have the right to reject any interest in such mining claim by giving Lessor written notice of such rejection; if not so rejected, Exhibit "A" hereto shall be modified and amended by Lessee to include such mining claim.

         C. If any portion of a claim located by either Lessor or Lessee lies within the Tempo Mineral Prospect Boundary, the entire claim shall become part of the Tempo Mineral Prospect, and Exhibit "A" shall be modified and amended by Lessee to include such mining claim.

         D. If Lessor locates mining claims within the boundary area and subsequently offers such mining claims to Lessee, if Lessee accepts those claims, it will pay nominal expenses incurred by Lessor in connection with the acquisition.
         This Article 8 shall not apply to mining claims or other properties that are acquired in good faith by Lessor or Lessee by means other than location of new mining claims under the mining laws of the United States and/or the State of Nevada. Any modification or amendment to Exhibit "A" hereto as herein provided shall not serve in any manner to extend the Tempo Mineral Prospect Boundary. In the event Exhibit "A" is amended pursuant to this Article 8, Lessee may record an amended Exhibit "A" in accordance with the provisions of Article 29.

     9. CLAIM RENTAL FEE/ASSESSMENT WORK - UNPATENTED MINING CLAIMS. During the term of this lease, the Lessee agrees to timely pay all fees and to file and record documents and to perform all work necessary to hold and maintain the claims subject to this Lease in good standing.

         If during the term of this Lease, federal rules and regulations are changed to require the performance of assessment work in addition to payment of claim rental fees on unpatented mining claims, Lessee agrees to timely perform labor or make improvements on or for the benefit of each of the unpatented mining claims comprising the Tempo Mineral Prospect (hereinafter "assessment work"). Lessee further agrees that said labor or improvements made to satisfy the annual assessment work shall be performed only upon the claims lying within the Tempo Mineral Prospect and work performed on contiguous claims lying outside the boundary of the Tempo Mineral Prospect covered by this Lease shall not be used to satisfy such requirement. Lessee shall perform assessment work in accordance with good mining practices and all applicable state and federal mining laws, statutes, rules and regulations and shall provide Lessor with basic documentation to substantiate labor affidavits. The parties hereto agree to cooperate to the fullest extent to enable Lessee to comply with the requirements of this Article 9 to prepare, record and file in a timely manner all required proofs of assessment work or Notices of Intention to Hold in the manner required by applicable law. Lessee shall record Notices of Intention to Hold and any affidavits of assessment work based upon geological, geophysical and geochemical surveys with the county and the Bureau of Land Management office having jurisdiction in a timely fashion. Lessee shall provide Lessor with record-stamped copies of county recorded documents and file-stamped copies of Bureau of Land Management filed documents within ten (10) days of receipt from the respective agencies.

         Lessee shall have the right to give notice to Lessor in writing that the claim or claims specified in said notice shall no longer be subject to this Lease; and upon giving of such notice, such claim or claims shall be deemed stricken from this Lease, and Lessee's responsibilities and obligations for claim rental fee/assessment work and other fees, filing and recording duties as to said claim or claims shall end at the end of the then current claim rental/assessment year. Notwithstanding the release of any claim or claims from the operation thereof, this Lease shall continue in full force and effect with respect to all parts of the Tempo Mineral Prospect not specified in such notice. Further such release shall not cause or result in any diminution of Lessee's Advance Minimum Royalty, Production Royalty or Work Commitments described above. Lessee shall, at the time of giving such notice, provide Lessor with all data regarding work which has been done by or for Lessee upon any of such claims so released.

         In the event Lessee shall terminate this Lease in its entirety prior to the end of the then current claim rental/assessment year, Lessee shall be obligated to pay claim rental fee and/or perform assessment work, pay all fees and perform all necessary filing and recording for the following claim/rental assessment year as to each of the claims then subject to this Lease, unless such termination is at least ninety (90) days prior to the end of the then current claim rental/assessment year.

     10. RELOCATION AND AMENDMENT OF UNPATENTED MINING CLAIMS. Subject to the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee, in the name of the Lessor, shall have the right, but not the obligation, to amend the locations of any one or more of the mining claims included within the Tempo Mineral Prospect for the purpose of eliminating interior gaps or fractions, and Lessor agrees to execute promptly any documents necessary for that purpose. If the location of any such mining claims was for any reason defective, Lessee shall have the right but shall not be required to relocate such defective mining claim or claims in the name of Lessor for the purpose of curing such defect. In order to insure that Lessor agrees with Lessee's plan to cure perceived defects in title, Lessor shall be notified in writing by certified or registered mail at least twenty (20) days prior to Lessee's commencing such relocation or amendment unless an emergency exists and time is of the essence.

     11. LIENS. Lessee shall pay in full for all labor performed upon or material furnished to the Tempo Mineral Prospect at the instance or request of Lessee and shall keep the whole thereof free and clear from any and all liens of whatsoever nature or kind created by Lessee; provided, however, that if Lessee, in good faith, disputes the validity or amount of any claim, lien or liability assessed against it with respect to the Tempo Mineral Prospect, it shall not be required to pay or discharge the same until the amount and validity thereof have been finally determined upon the condition that Lessee obtains a bond as is provided by N.R.S. Section 108.2413, et seq., to effect the release of said lien within fifteen (15) days after receiving notice of said lien. However, in no event shall Lessee allow or permit title to the Tempo Mineral Prospect to be lost, jeopardized or otherwise unreasonably encumbered as a result of its non-payment of any claim, lien or liability for which Lessee is responsible. Lessee shall notify Lessor immediately, either by Western Union telegram or facsimile transmission followed by hard copy, on the occasion of being served notice of any lien regardless of whether Lessee disputes the validity of the lien for any reason. It is mutually agreed that concurrent with execution of the Lease, Lessor and Lessee will execute and acknowledge a "Notice of Non-Responsibility for Labor or Materials Furnished Mineral Prospect" which Lessor shall file with the Eureka County Recorder in compliance with N.R.S.
108.234. When the recorded copy of the "Notice of Non-Responsibility" has been received by Lessor, he shall furnish a copy of same to the Lessee which Lessee shall post and keep posted upon the Tempo Mineral Prospect during the term of this Lease.

     12. LAWS AND REGULATIONS - INDEMNIFICATION OF LESSOR. It is the policy of Lessor to comply fully and in all respects with all environmental, reclamation and land use permitting regulations and laws. In furtherance of that policy, Lessee shall perform all of the duties listed in this Article 12. Lessee shall at all times and at its own expense comply in all respects with all county, state and federal laws, statutes, ordinances, rules and regulations relating to Lessee's actions under this Lease on or about the Tempo Mineral Prospect. Lessee shall also at all times and at its own expense pay any and all fees or costs required to be paid to any governmental agency to keep the title to the mining claims in good standing.

         Lessee shall provide workmen's compensation insurance and such other insurance to cover its personnel and all of its operations upon the Tempo Mineral Prospect in the amount and form as may be required by law. Lessee assumes full and sole responsibility for the operation and direction of the work done under this Lease on the Tempo Mineral Prospect and no employee or agent furnished by Lessee shall under any circumstances be deemed to be an employee or agent of Lessor.

         Lessee shall indemnify and hold Lessor harmless of and from any and all claims, demands or liabilities arising out of or in connection with the operations or activities of Lessee hereunder and Lessee shall qualify for and acquire a comprehensive general liability insurance policy covering such operations and activities with limits of not less than $1,000,000.00 for each accident or occurrence. Lessee shall provide Lessor with copies of such insurance policy, certificate or rider naming Lessor as an additional insured on such policy within thirty (30) days of the date of execution of this Lease.

         Lessee shall notify Lessor verbally within forty-eight (48) hours after the occurrence of any event on the property which poses a substantial risk of environmental liability and shall give Lessor detailed notification in writing within ten (10) days. Such occurrences include but are not limited to cyanide or other toxic chemical or mineral leaks, spills or contaminations or any episode or occurrence resulting in killing of wildlife which was caused by said spills, leaks or contaminations.

         Lessee shall provide Lessor with copies of all plans, maps and all other documents submitted in compliance with government regulations and all agreements with any government agency pertaining to the Tempo Mineral Prospect, including but not limited to Notices of Intent to Operate, Plans of Operations, Environmental Impact Statements, reclamation statements, and all government agency communications sent to any such agency or received by Lessee from any such agency which are related to such submissions or agreements, within fifteen
(15) days of sending to or receiving from the government agency such material. In the event any government agency requires the filing of a bond to insure Lessee's performance, Lessee agrees to provide such bond at its own cost and expense.

     13. TAXES. During the term of this Lease, Lessee shall timely pay all taxes levied or assessed against the Tempo Mineral Prospect, all taxes levied or assessed against Lessee's personal property or improvements, all taxes levied or assessed against any improvements presently on the Tempo Mineral Prospect, and all taxes levied or assessed upon the operations of or disposition of Leased Substances by Lessee on or in relation to the Tempo Mineral Prospect, exclusive of any taxes levied, assessed or measured by the royalty paid to Lessor. Lessor shall, within thirty (30) days of receipt by Lessor, transmit to Lessee any notices or documents pertaining to any such taxes which are the responsibility of Lessee to pay. If Lessor fails to pay any taxes payable by Lessor which pertain to the Tempo Mineral Prospect, unless Lessor is contesting the same, Lessee may at its option pay Lessor's proportionate share of taxes when due and may deduct all such sums from payment to be made to lessor hereunder. Lessee or Lessor shall have the right to contest in the courts or otherwise the validity or amount of any taxes or assessments which the respective party may be required to pay hereunder if it deems the same unlawful, unjust, unequal or excessive or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment or equalization thereof before it shall be required to pay the same. In the event of termination of this Lease, taxes, which are the responsibility of Lessee but will be the responsibility of Lessor after termination, shall be prorated on the relevant tax year basis for the tax year in which this Lease is terminated.

    14. DEFAULT. If Lessor considers that Lessee has not complied with any of the covenants, conditions or obligations hereunder, either express or implied, Lessor shall notify Lessee in writing, setting out specifically in what respects it is claimed that Lessee has breached this Lease. The receipt of such notice by Lessee and the lapse of thirty (30) days thereafter without Lessee's curing or commencing and diligently pursuing such action which is necessary to cure the alleged breaches shall be a default hereunder. Upon such default, Lessor may, at its option, terminate this Lease. Whether or not Lessor so terminates this Lease, Lessor has all of its rights and remedies under the law and this Lease with respect to such default.

         Notwithstanding any contrary provision in the foregoing paragraph, if Lessee fails to make any of the payments due under Articles 3, 4, 5, 9, 12 or 13 herein within thirty (30) days after receipt of notice of such failure from Lessor, this Lease shall terminate absolutely; provided, however, that any termination for whatever reason shall not excuse Lessee from performing all obligations incurred under the terms of this Lease prior to such termination.

         In the event of termination under this Article 14, Lessee shall have the right to remove, pursuant to Article 16, its property and equipment from the Tempo Mineral Prospect, as hereinafter provided, but only after Lessee has performed all of its accrued obligations under this Lease. Until such performance by Lessee, Lessor shall have a lien upon all of Lessee's property and improvements located on the Tempo Mineral Prospect.

     15.  TERMINATION.

         A. Partial Termination by Lessee. Lessee shall have the right, from time to time and at any time, to terminate this Lease as to any portion of the Tempo Mineral Prospect by giving written notice to Lessor specifying the portion of the Tempo Mineral Prospect to which such termination applies. Upon the effective date of such notice, as set forth in Article 20 hereof, all right, title and interest of Lessee hereunder shall terminate as to the portion of the Tempo Mineral Prospect specified in such notice and thereafter the term "Tempo Mineral Prospect" shall be deemed to refer to only the portions of the Tempo Mineral Prospect remaining subject to this Lease. Upon such termination, Lessee shall have no further obligations concerning the portion of the Tempo Mineral Prospect to which such termination applies, except as to obligations (1) the due dates or incurrence of which occur prior to such termination, (2) are created pursuant to obligations in Articles 12 and 16 hereof relating to the condition of the Tempo Mineral Prospect, or (3) are otherwise required to be performed by Lessee subsequent to termination. Promptly following such termination, Lessee shall deliver to Lessor a quitclaim deed, in recordable form, quitclaiming to Lessor all right, title and interest of Lessee to that portion of the Tempo Mineral Prospect to which such partial termination applies. No partial termination under this Article 15 shall, however, cause a reduction in the amounts of any of the Advance Minimum Royalty and Production Royalty payments set forth in ARTICLES 3 and 4 or the Work Requirements set forth in Article 5.

         B. Complete Termination by Lessee. Lessee shall have the right to terminate this Lease in its entirety at any time by giving written notice thereof to Lessor. Upon the giving of such notice, all right and interest of Lessee under this Lease and in the Tempo Mineral Prospect shall terminate on the date of the notice and Lessee shall not be required to make any further payments or expenditures, or to perform any further obligations hereunder, except as to payments, expenditures or obligations the due dates or incurrence of which occur prior to the date of such termination; such excepted obligations include but are not limited to, Lessee's obligations under Articles 12 and 16 hereof. Within ten
(10) days following such termination, Lessee shall deliver to Lessor a quitclaim deed in recordable form quitclaiming to Lessor all right, title and interest of Lessee to the Tempo Mineral Prospect.

         C. Data After Termination. Upon termination of this Lease as to all or any portion of the Tempo Mineral Prospect, Lessee agrees that it will not furnish any exploration or development data generated by Lessee in its exploration and/or development of the Tempo Mineral Prospect, including, but not limited to, drilling logs, assay results, survey information, maps and cross-sections to third parties without first obtaining written consent therefor from Lessor.

     16. REMOVAL OF IMPROVEMENTS; CONDITION OF TEMPO MINERAL PROSPECT. Whenever this Lease shall be terminated in whole or in part, for any reason whatsoever, Lessee shall deliver up the terminated portion of the Tempo Mineral Prospect to Lessor in reasonably good and safe condition and in compliance with all laws, statutes, ordinances, rules, regulations, permits and plans of operation. Lessee shall, however, subject to any laws, rules or regulations which may be applicable at the time of the requirements of Articles 12 and 16, have the right to remove any or all of the Improvements place by it on or within the terminated portion of the Tempo Mineral Prospect; provided, however, Lessee shall leave in place all track, pipe, timber, chutes and ladders without any warranty as to condition or fitness for use except for the Lessee's duties to secure openings as set forth in the last sentence of this Article 16. Within thirty (30) days after complete termination, Lessee shall assign to Lessor any water rights acquired or perfected by Lessee during the term of this Lease which are situated on the Tempo Mineral Prospect and any water rights which are situated off the Tempo Mineral Prospect but which were acquired for the purpose of conducting work on the Tempo Mineral Prospect. Lessee shall have the right to effect the removal of such Improvements, other than those specified above to be left in place, prior to such termination of this Lease or within one hundred twenty
(120) days thereafter. Any improvements not removed prior to termination or within one hundred twenty (120) days following such termination shall be deemed affixed to the terminated portion of the Tempo Mineral Prospect and shall become and remain the property of the Lessor. Upon partial or complete termination, Lessor shall retain title to all stockpiles, dumps and tailings, including heap leach remnants, generated from mining and treating ores from or on the Tempo Mineral Prospect.

         Within one hundred eighty (180) days after the partial or complete termination, Lessee shall comply, or shall be in the process of diligently and in good faith complying, with all applicable environmental, restoration and reclamation laws, statutes, ordinances, rules, regulations, permits and plans of operation pertaining to the Tempo Mineral Prospect. Lessee is solely responsible for any governmental requirements and liability related to Lessee's operations and actions under this Lease and even if the Lessee has complied with governmental requirements and liability related to Lessee's operations and actions under this Lease and even if the Lessee has complied with governmental requirements and has completed the restoration work to the satisfaction of government agencies upon termination of the Lease, if a governmental agency shall require some additional work at a future date the Lessee shall be liable to perform same. Lessee shall indemnify and hold Lessor harmless from any such responsibility. Further, within one hundred eighty (180) days of partial or complete termination, Lessee shall secure all openings with stout bulkheads and timbers to eliminate access by the public to any and all shafts, mines, tunnels, adits, winzes, man ways, excavations, air lines, and/or vent tubes after consulting with Lessor regarding Lessor's requirements for emergency access.

     17. BOOKS AND ACCOUNTS. Lessee shall maintain on a current basis complete and accurate records and books of account, in accordance with generally accepted accounting principles consistently applied, covering all matters necessary to the proper computation of the Production Royalty described in Article 4 hereof and the determination of yearly work expenditures under Article 5 hereof. Said records and books of account may be kept either in the vicinity of the Tempo Mineral Prospect or elsewhere within the State of Nevada at Lessee's option, and shall be open to inspection by Lessor or his authorized agents at any reasonable time during normal business hours, provided such inspections do not unduly interfere with or hamper the managerial or accounting staffs of Lessee. Within sixty (60) days after the end of each calendar year during the term hereof, Lessee shall furnish to Lessor an unaudited "Year-End Statement" showing the amount of Production Royalty paid to Lessor by Lessee during said year and the basis thereof. All statements so furnished shall be conclusively presumed true and correct after the expiration of twelve (12) months from the date of receipt by Lessor, unless within said twelve (12) month period Lessor gives written notice of exception thereto, specifying with particularly the terms excepted to and the grounds for such exception. Lessor shall be entitled to an annual independent audit of the matters covered by said statement, at Lessor's sole expense, provided Lessor selects for such audit an accounting firm of recognized standing, at lease one of whose members is a member of the American Institute of Certified Public Accountants.

     18. DATA INSPECTION. Lessee shall furnish Lessor with copies of any agreements (including, but not limited to, haulage, milling, refining, extracting, and ore and concentrate purchase agreements), and any amendments thereto, which in any way relate to the processing, preparation for sale and the sale or other disposition of Leased Substances produced from the Tempo Mineral Prospect. Said documents shall be furnished by Lessee to Lessor within thirty
(30) days after executing such agreements or amendments. Lessee shall furnish Lessor with copies of all settlement sheets or statements which in any way relate to the sale or other disposition of Leased Substances produced from the Tempo Mineral Prospect within thirty (30) days after receiving such sheets or statements. Lessee shall furnish Lessor with full, true and accurate information in response to any reasonable request with respect to the condition of mine workings on the Tempo Mineral Prospect, or with respect to the grade, quantity or quality of Leased Substances found in drilling, exposed in mining the Tempo Mineral Prospect or mined, processed or shipped by Lessee. Lessee shall keep full and accurate records of all operations conducted on the Tempo Mineral Prospect, including assays, drilling records, drill hole location maps and mine maps which shall be open to inspection by Lessor or Lessor's agent during regular business hours and upon reasonable notice, with the provision that copies of any of these materials shall on request be furnished to Lessor by Lessee. Lessor, at Lessor's sole risk and expense, shall have the right to enter upon and into all parts of the Tempo Mineral Prospect from time to time, and at all reasonable times and hours, for the purpose of inspecting and surveying the same, or taking reasonable samples of Leased Substances therefrom. In the case of samples taken from rotary drill cuttings, Lessee shall reserve for Lessor's benefit a split of suitable size for assaying and very preliminary metallurgical testing and mineralogic and geologic studies. Lessee agrees to prepare chipboards sequentially soon after acquisition of chip samples and as drilling progresses. It is the policy and intent of Lessor to provide adequate storage facilities for chipboards and splits of all rotary drill cuttings and Lessor and Lessee agree to cooperate in taking whatever steps are necessary to insure that chipboards and drill cuttings will never be exposed to the weather or be vulnerable to intrusion or vandalism by the public. Lessee agrees to give Lessor adequate advance warning of the need for storage space for large quantities of splits, drill cuttings, and chipboards. Lessee agrees to cooperate in filing splits in an orderly, logical manner in the drill cuttings or core shelters provided.

         If this Lease is terminated for any reason, Lessee shall, within thirty
(30) days thereafter, furnish Lessor with all exploration and development data generated by Lessee in its exploration and/or development of the Tempo Mineral Prospect including, but not limited to, legible copies of drilling logs, assay results, survey information, maps and cross-sections including geologic interpretive data and including reproducible mylars or sepias which may have been prepared by Lessee. Lessor shall not disclose to the public during the term of this Lease, without the prior written consent of Lessee, any information furnished to or made available to Lessor regarding any portion of the Tempo Mineral Prospect while such portion is subject to the terms of this Lease except as may be required by law or securities rules or regulations.

     19. COMMINGLING. Lessee shall not have the right to commingle Leased Substances with ores and concentrates from other properties.

     20. NOTICES. Unless otherwise herein provided, notice or payment hereunder shall be deemed sufficiently given or made when personally delivered or on the third day after deposit in the United States mail, first-class, postage prepaid, registered or certified, return receipt requested, and addressed as follows:

     TO LESSOR:     The Lyle F. Campbell Trust
                    P.O. Box 7377
                    Reno, Nevada  89510
                    (702)331-4011

     TO LESSEE:     Great Basin Exploration & Mining Co., Inc.
                    3400 Kauai Court, Suite 208
                    Reno, Nevada 89509
                    (702)689-7450

or to such other person or address as either party may designate by proper written notice.

     21. FORCE MAJEURE. Except for the payments and the time requirements with respect thereto set forth in Articles 3, 4, 5, 6, 8, 9, 12, 13 and 18 hereof, whenever the time for performance of any act hereunder is limited and the performance thereof is hindered, prevented or delayed by any factor or circumstance beyond the reasonable control or Lessee and which Lessee is obliged to perform and which Lessee could not have avoided by the timely use of due diligence and adequate planning, such as acts of God, fire, floods, strike or labor troubles, breakage of machinery, inability to obtain necessary materials, supplies or labor, interruptions in delivery or transportation, shortage of railroad cars, insurrections or mob violence, regulations, orders or requirements of the government, embargoes, war or other disabling causes, whether similar or different, then the time for the performance of any such act or obligation shall be extended for a period equal to the time between Lessee's notification of existence and notice of termination of force majeure. Lessee shall immediately notify Lessor in writing of the existence of force majeure, and Lessee shall use due diligence to remove the force majeure and shall promptly notify Lessor when the declaration of force majeure is terminated. It is expressly understood that litigation or arbitration in which Lessee is a party shall not constitute a condition of force majeure hereunder.

     22. ASSIGNMENT; SUBLEASE; JOINT OPERATIONS; TRANSFERS. The subject matter of this Lease includes unpatented mining claims. The parties recognize the uncertain and tenuous nature of title to the unpatented mining claims. Further, the parties recognize the critical importance of complying with state and federal regulations and statutes in preserving said title. The parties expressly agree that part of the material consideration for this agreement is Lessor's confidence in Lessee's ability and commitment to perform its duties hereunder, which duties include but are not limited to performance of annual assessment work and perfection of proof thereof as provided in Article 9; development of all necessary exploration, operation, reclamation and bonding plans as provided in Article 5; compliance with all local, state and federal laws, statutes, ordinances, rules and regulations as provided in Article 12; payment of all taxes as provided in Article 13; and application of the highest level of its professional, technical and financial ability and willingness to explore and operate the Tempo Mineral Prospect in compliance with all of the terms of the Lease, all of which are necessary to protect Lessor's rights and title in the Tempo Mineral Prospect.

         Lessee expressly agrees in view of the material considerations listed immediately above that it shall not assign, sublease, enter a joint operating agreement, or otherwise transfer (hereinafter "transfer") all or any part of its rights or duties under this Lease without performance of the following express conditions:

         A. Prior to execution of any documents effecting such a transfer, Lessee shall provide Lessor with a copy of the proposed transfer documents together with all exhibits or attachments thereto not less than fifteen (15) days prior to Lessee's execution thereof.

         B. Lessee shall not execute any such transfer documents or obligate itself to make any such transfer without obtaining the prior written consent of Lessor.

         C. Lessee shall expressly guarantee performance of all of the duties of Lessee under this Lease whether said duties accrue before or after transfer of the Lease by Lessee. Said guarantee sublease, assignment, joint venture agreement or other transfer, and no refusal by Lessor to consent to any transfer shall be unreasonable if Lessee fails or refuses to guarantee the obligations of its transferee in the same instrument, or if the same instrument does not obligate the transferee to be bound by the terms and conditions of this Lease to the same extent as the transferor (Lessee). If the transfer is the grant of a security interest in or other encumbrance of all or any part of Lessee's interest hereunder in order to secure a loan to Lessee, the instrument documenting the transfer shall recite that it is subject to the terms and conditions of this Lease and that upon any foreclosure of or other enforcement of rights in the encumbrance the foreclosing party shall assume the position of Lessee hereunder and shall comply with and be bound by all terms and conditions of this Lease. No transfer by Lessee hereunder shall relieve Lessee from any obligation which accrues or attaches prior to the effective date of the transfer.

         D. Lessee agrees that this Article 22 shall be expressly incorporated, and not incorporated by reference, in any sale, assignments, sublease, joint operation agreement, or other document effecting such a transfer, and in any and all subsequent sales, assignments, subleases, joint operating agreements, or any other documents effecting a transfer of its rights and duties under this Lease.

         It is expressly agreed that should Lessee enter into any sale, loan instrument, assignment, sublease, joint operating agreement or other transfer of Lessee's rights or duties hereunder without prior performance of conditions A, B, C, and D listed immediately above, such transfer shall be void and such transfer shall constitute a material breach of this Lease by Lessee.

         Lessor agrees that its prior written consent to any such transfer shall not be unreasonably withheld. Lessor may without any consent and without any prior notice to Lessee sell, encumber or otherwise transfer its rights under this Lease. Lessor shall deliver a true and correct copy of any documents evidencing such a sale, encumbrance or transfer to Lessee within fifteen (15) days after execution thereof.

         Lessee agrees to provide Lessor, after its written consent thereto, with a counterpart original of any sale, loan, instrument, assignment, sublease, joint venture agreement, or other transfer documents complete with all supporting documents, attachments, and exhibits within fifteen (15) days after execution thereof.

     23. GOVERNING LAW. This Lease shall be governed by the laws of the State of Nevada.

     24. PRESS RELEASES BY LESSEE. If Lessee issues a press release or any other form of publicity, neither the name of Lyle F. Campbell nor the Lyle F. Campbell Trust shall be used, unless the Trust or Mr. Campbell give their prior written consent to Lessee. On the same date of the publicity release, a full, true and accurate copy of the publicity release shall be sent to Lessor by certified or registered mail.

     25. TITLE OF ARTICLES. The titles to the Articles hereof have been inserted for convenience only. Such titles are not to be considered as limiting or expanding or modifying in any other fashion the language of the Article following the same.

     26. ATTORNEY'S FEES. The prevailing party in any litigation between the parties hereto concerning this Lease shall be entitled to its reasonable attorneys' fees and court costs.

     27. NO WAIVER. No waiver by either party of any right herein shall be construed as a waiver of any such right in the future or any other right in this Lease.

     28. BINDING EFFECT. Subject to the provisions of Article 22, this Lease shall extend to and be binding upon and every benefit hereof shall inure to the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

     29. MEMORANDUM. Lessee and Lessor shall execute a Memorandum of this Lease in a recordable form under the laws of the State of Nevada to give notice to third parties of the rights granted hereunder. Either party may record such memorandum. Neither of the parties hereto shall or may record this lease.

     30. OBLIGATION OF GOOD FAITH. All obligations and covenants set forth in this Lease shall be subject to an obligation of good faith by both Lessor and Lessee in the performance or enforcement thereof. It is mutually understood and agreed that "Good Faith" means honesty in fact in the conduct or transaction concerned.

     31. SOLE AGREEMENT; TIME OF ESSENCE. This Lease constitutes the sole understanding of the parties with respect to the subject matter hereof. All prior written or oral agreements or understandings between the parties hereto are incorporated in and superseded by this Lease, except the parties' Confidentiality and Boundary Agreement dated March 24, 1994. No modification or alteration of the terms of this Lease shall be binding unless such modification or alteration shall be in writing and executed subsequent to the date hereof by Lessee and Lessor. In the event such modification or alteration alters the rights granted hereunder, the parties may execute an amended Memorandum of this Lease in a recordable form sufficient under the laws of the State of Nevada to provide notice to third parties. Time is of the essence of this Lease.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Lease of the day and year first above written.


LESSOR:                         LESSEE:

                                GREAT BASIN EXPLORATION &
                                MINING CO., INC., a Nevada
                                Corporation

Lyle F. Campbell                By:  Anthony P. Taylor
- --------------------            ------------------------
Lyle F. Campbell, Sole Trustee     Anthony P. Taylor
of the Lyle F. Campbell Trust      President

STATE OF NEVADA         )
                        ) ss.
County of Washoe        )

     On this 14th day of October, 1994, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared LYLE F. CAMPBELL, known or identified to me to be the Sole Trustee of the LYLE F. CAMPBELL TRUST, and the person authorized to and the person who did execute the foregoing instrument on behalf of said Trust, and acknowledged to me that such Trust executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial seal the day and year in this certificate first above written.

                         Sharon Mitchell
                         -----------------------
                         Notary Public in and for the State of
                         Nevada, Residing at: 1795 Glendale
                         Sparks, Nevada
                         My Commission expires:  April 28, 1996



STATE OF NEVADA         )
                        ) ss.
County of Washoe        )

     On this 10th day of October, 1994, before me, the undersigned, a Notary Public in and for the state aforesaid, personally appeared ANTHONY P. TAYLOR known or identified to me to be the President of GREAT BASIN EXPLORATION & MINING CO., INC., and the officer that executed the foregoing instrument on behalf of said corporation, and acknowledged to me that such Corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial seal the day and year in this certificate first above written.

                         Leslie A. Maldonado
                         --------------------------
                         Notary Public in and for the State of
                         Nevada, residing at 2972 Lida Ln
                         Sparks, Nevada
                         My Commission expires:  Sept 26, 1997